As filed with the U.S. Securities and Exchange Commission on June 30, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Yorkville America Investment Trust

(Exact name of registrant as specified in its charter)

Ohio

(State of incorporation or organization)
See below
(I.R.S. Employer Identification No.)

Yorkville America Investment Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

    Name of each exchange on which
Title of each class of securities to be so registered     each class is to be registered
Truth Social America First ETF                     NYSE Texas, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-29289

Securities to be registered pursuant to Section 12(g) of the Act: None
___________________________________________________________________________________________

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Truth Social America First ETF, a series of Yorkville America Investment Trust (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 107 under the Securities Act of 1933, as amended and Amendment No. 108 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-29289 and 811-08255), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on May 11, 2026.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered        IRS Employer ID Number
Truth Social America First ETF                    82-2315604
Item 2. Exhibits

1.The Trust’s Certificate of Trust is included as exhibit (a)(1) to Post-Effective Amendment No. 100 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on December 23, 2025 and incorporated here in reference.
2.The Trust’s First Amendment to the Certificate of Trust is included as exhibit (a)(1) to Post-Effective Amendment No. 110 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on June 5, 2026 and incorporated here in reference.
3.The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 100 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on December 23, 2025 and incorporated here in reference.
4.The Trust’s First Amendment to the Agreement and Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 110 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on June 5, 2026 and incorporated here in reference.
5.The Trust’s By-Laws are included as Exhibit b to Post-Effective Amendment No. 100 to the Registrant’s Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on December 23, 2025 and incorporated here in reference.
6.The Trust’s First Amendment to the By-Laws are included as Exhibit (b)(2) to Post-Effective Amendment No. 112 to the Registrant’s Statement on Form N-1A (File Nos. 333-29289; 811-08255) as filed on June 15, 2026 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:         June 30, 2026                Yorkville America Investment Trust

                                By: /s/ Karen Shupe